Exhibit 99.1

Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Nephros Announces Results for Quarter Ended September 30, 2022

Third-Quarter Net Revenue of $2.4 Million;
Active Customer Sites Increase 18% YoY to a New Record Level

SOUTH ORANGE, NJ, November 2, 2022 – Nephros, Inc. (Nasdaq: NEPH), a leading water technology company providing filtration solutions to the medical and commercial markets, today announced financial results for the third quarter ended September 30, 2022.

Financial Highlights

Water Filtration Business Segment Highlights*

●	Net revenue from continuing operations of $2.4 million, a decrease of 7%
●	Net loss from continuing operations of $1.1 million, compared to $0.7 million
●	Adjusted EBITDA loss from continuing operations of ($0.2 million), compared with ($0.3 million)

Consolidated Highlights*

●	Net revenue from continuing operations of $2.4 million, a decrease of 7%
●	Net loss from continuing operations of $1.3 million, compared to $0.8 million
●	Adjusted EBITDA loss from continuing operations of ($0.3 million), compared to ($0.4 million)

*Stated performance is relative to same period prior year (third quarter of 2021)

Andy Astor, President and Chief Executive Officer commented, “Our third-quarter revenue was not at the level we anticipated, representing a decrease of 7% year-over-year. A significant contributor to the revenue growth shortfall was approximately $300,000 of price increase-related pull-ahead business in Q2.”

Mr. Astor continued, “Of promising note, Active Customer Sites (ACS) grew to a record 1,391, a year-over-year increase of 18%. Our work to expand domestic sales coverage will support further growth and development of our customer base. Additionally, we agreed to sell our Pathogen Detection Systems (PDS) business to maximize its value and reduce near-term expenses by approximately $300,000 per quarter. This strategic action bolsters our financial position and offers the potential for new future revenue with a profit-sharing provision. Overall, we believe our cash position stands in good condition with no need to raise capital in the foreseeable future, and we remain confident in our capacity to attain positive cash flow by mid-2023.”

Consolidated Financial Performance for the Quarter Ended September 30, 2022

Net revenue from continuing operations for the quarter ended September 30, 2022, was $2.4 million, compared to $2.6 million in the corresponding period in 2021, a decrease of 7%.

Net loss from continuing operations for the quarter ended September 30, 2022, was $1.3 million, compared to $0.8 million during the same period in 2021. The increase in net loss from continuing operations was driven by changes to inventory reserve estimates.

Adjusted EBITDA loss from continuing operations for the quarter ended September 30, 2022, was ($0.3 million), compared to ($0.4 million) during the same period in 2021.

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Cost of goods sold for the quarter ended September 30, 2022 was $1.6 million, compared with $1.2 million for the quarter ended September 30, 2021, an increase of 35%. Gross margins for the quarter ended September 30, 2022 were 32%, compared with 53% in the same period in 2021. The increase in cost of goods sold and decrease in gross margin were driven primarily by a non-recurring charge of approximately $600,000 associated with slow-moving inventory management estimates.

Research and development expenses for the quarter ended September 30, 2022 were $0.3 million, compared with $0.4 million during the quarter ended September 30, 2021.

Depreciation and amortization expenses for the quarter ended September 30, 2022 were approximately $48,000, compared with approximately $49,000 for the corresponding period 2021.

Selling, general and administrative expenses for the quarter ended September 30, 2022 were flat from the same period in 2021 at $1.7 million.

As of September 30, 2022, Nephros had cash and cash equivalents of $3.9 million on a consolidated basis, compared with $4.2 million at the end of the second quarter.

Adjusted EBITDA Definition and Reconciliation to GAAP Financial Measures

Adjusted EBITDA loss from continuing operations is calculated by taking net loss from continuing operations calculated in accordance with generally accepted accounting principles (“GAAP”) and excluding all interest-related expenses and income, tax-related expenses and income, non-recurring expenses and income, and non-cash items, including depreciation, amortization and non-cash compensation. The following table presents a reconciliation of Adjusted EBITDA loss from continuing operations to net loss from continuing operations, the most directly comparable GAAP financial measure, for the third quarter of the 2022 and 2021 fiscal years for both the Nephros Water Filtration Business Segment and consolidated results:

	Three Months Ended Sept 30,
Water Filtration Business Segment	2022	2021
	(in $ thousands)
Reconciliation of net loss from continuing operations:
Net loss from continuing operations	(1,078)	(730)

Adjustments:
Depreciation of property and equipment	12	7
Amortization of other assets	44	46
Interest expense	4	10
Interest income	(4)	(2)
Non-cash stock-based compensation	206	257
Other non-cash items:
Increase in inventory reserve	665	86
Loss on foreign currency transactions	-	4

Adjusted EBITDA loss from continuing operations	(151)	(322)

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

	Three Months Ended Sept 30,
Consolidated Results	2022	2021
	(in $ thousands)
Reconciliation of net loss from continuing operations:
Net loss from continuing operations	(1,250)	(802)

Adjustments:
Depreciation of property and equipment	12	7
Amortization of other assets	44	46
Interest expense	4	10
Interest income	(4)	(2)
Non-cash stock-based compensation	225	257
Other non-cash items:
Increase in inventory reserve	665	86
Loss on foreign currency transactions	-	4

Adjusted EBITDA loss from continuing operations	(304)	(394)

Nephros believes that Adjusted EBITDA loss from continuing operations provides useful information to management and investors regarding certain financial and business trends relating to Nephros’ financial condition and results of operations. Management does not consider Adjusted EBITDA loss from continuing operations in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA loss from continuing operations is that it excludes significant expenses and income that are required by GAAP to be recognized in Nephros’ consolidated financial statements. In addition, Adjusted EBITDA loss from continuing operations is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining Adjusted EBITDA loss from continuing operations. In order to compensate for these limitations, management presents Adjusted EBITDA loss from continuing operations in connection with net loss from continuing operations, the most directly comparable GAAP financial measure. Nephros urges investors to review the reconciliation of Adjusted EBITDA loss from continuing operations to net loss from continuing operations and not to rely on any single financial measure to evaluate the business.

Conference Call Today at 4:30pm ET

Nephros will host a conference call today at 4:30pm Eastern Time, during which management will discuss Nephros’ financial results and provide a general business overview.

Participants may dial into the call as follows:
Domestic access: 1 (844) 808-7106
International access: 1 (412) 317-5285

Upon joining, please ask to be joined into the Nephros conference call.

An audio archive of the call will be available shortly after the call on the Nephros Investor Relations page.

Alternatively, a replay of the call may be accessed until November 9th, 2022 at 1 (877) 344-7529 or 1 (412) 317-0088 for international callers and entering replay access code: 1478576.

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

About Nephros

Nephros is committed to improving the human relationship with water through leading, accessible technology. We provide innovative water filtration products and services, along with water-quality education, as part of an integrated approach to water safety. Nephros goods serve the needs of customers within the healthcare and commercial markets, offering both proactive and emergency solutions for water management.

For more information about Nephros, please visit us at nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding Nephros’ expected future revenue, its belief that Active Customer Sites are a leading indicator of revenue growth, its potential to realize future revenue from the sale of its PDS business, its plans regarding capital raising, expectations on achieving positive cash flow and the timing thereof and other future financial performance, and other statements that are not historical facts, including statements that may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including the impact of the ongoing COVID-19 pandemic, inflationary factors and general economic conditions, changes in business and competitive conditions, the availability of capital when needed, dependence on third-party manufacturers and researchers, regulatory reforms, and uncertainties in litigation or investigative proceedings. These and other risks and uncertainties are detailed in Nephros’ reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, which it may update in Part II, Item 1A – Risk Factors in its Quarterly Reports on Form 10-Q that it has filed or will file hereafter. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Investor Relations Contacts:

Kirin Smith, President
PCG Advisory, Inc.
(646) 823-8656
ksmith@pcgadvisory.com

Andy Astor, CEO
Nephros, Inc.
(201) 345-0824
andy.astor@nephros.com

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

NEPHROS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$3,940	$6,973
Accounts receivable, net	1,374	1,641
Inventory	3,488	4,462
Prepaid expenses and other current assets	186	207
Current assets held for sale	-	1,837
Total current assets	8,988	15,120
Property and equipment, net	128	72
Lease right-use-of assets	404	614
Intangible assets, net	433	465
Goodwill	759	759
License and supply agreement, net	435	536
Other assets	58	84
TOTAL ASSETS	$11,205	$17,650

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of secured note payable	141	248
Accounts payable	779	1,334
Accrued expenses	272	444
Current portion of lease liabilities	229	313
Current liabilities associated with assets held-for-sale	-	123
Total current liabilities	1,421	2,462
Secured note payable, net of current portion	-	95
Equipment financing, net of current portion	2	4
Lease liabilities, net of current portion	201	340
TOTAL LIABILITIES	1,624	2,901

COMMITMENTS AND CONTINGENCIES (Note 15)

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value; 5,000,000 shares authorized at September 30, 2022 and December 31, 2021; no shares issued and outstanding at September 30, 2022 and December 31, 2021.	-	-
Common stock, $.001 par value; 40,000,000 shares authorized at September 30, 2022 and December 31, 2021; 10,303,818 and 10,258,444 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively.	10	10
Additional paid-in capital	148,275	147,346
Accumulated other comprehensive income	-	64
Accumulated deficit	(141,983)	(135,725)
Subtotal	6,302	11,695
Noncontrolling interest	3,279	3,054
TOTAL STOCKHOLDERS’ EQUITY	9,581	14,749
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,205	$17,650

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

NEPHROS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2022	2022
Net revenue:
Product revenues	$2,399	$2,558
Royalty and other revenues	10	20
Total net revenues	2,409	2,578
Cost of goods sold	1,647	1,218
Gross margin	762	1,360

Operating expenses:
Research and development	252	395
Depreciation and amortization	48	49
Selling, general and administrative	1,743	1,718
Total operating expenses	2,043	2,162
Loss from continuing operations	(1,281)	(802)
Other (expense) income:
Interest expense	(4)	(10)
Interest income	4	2
Extinguishment of PPP Loan	-	-
Other income (expense), net	31	8
Total other (expense) income:	31	-
Loss from continuing operations	(1,250)	(802)
Net loss from discontinued operations	(1,904)	(360)
Net loss	(3,154)	(1,162)
Less: net loss due to undeclared deemed dividend attributable to continuing noncontrolling interest	(77)	(60)
Net loss attributable to Nephros Inc. shareholders	(3,231)	(1,222)

Net loss per common share , basic and diluted from continuing operations	(0.12)	(0.08)
Net loss per common share, basic and diluted, from discontinued operations	(0.18)	(0.03)
Net loss per common share, basic and diluted	$(0.30)	$(0.11)

Net loss per common share, basic and diluted, attributable to continuing noncontrolling interest	(0.01)	(0.01)

Net loss per common share, basic and diluted attributable to Nephros Inc. shareholders	$(0.31)	$(0.12)

Weighted average common shares outstanding, basic and diluted	10,303,818	10,044,745

Comprehensive loss:
Net loss	$(3,154)	$(1,162)
Other comprehensive income (loss), foreign currency translation adjustments, net of tax	-	(4)
Comprehensive loss	(3,134)	(1,166)
Comprehensive loss attributable to continuing noncontrolling interest	(77)	(60)
Comprehensive loss attributable to Nephros, Inc. shareholders	$(3,231)	$(1,226)

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